                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              DATUM DELAWARE, INC.
                            (A DELAWARE CORPORATION)


         FIRST: The name of the corporation is Datum Delaware, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation is authorized to issue one class of shares of stock to be designated "Common." The total number of shares that the corporation is authorized to issue is five million (5,000,000) shares. The Common shares shall each have a twenty-five cents ($.25) par value. The aggregate par value is one million two hundred fifty thousand dollars ($1,250,000).

         FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1988 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1989 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1990 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         SIXTH: A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General
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Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

         SEVENTH: Except as expressly set forth herein or as otherwise provided by law, the board of directors is empowered to adopt bylaws, and amend the same from time to time, by a majority vote of the directors pertaining to any matter that is pertinent to the business of the Corporation and as permitted by law.

         EIGHTH: This Certificate of Incorporation may be amended by a majority vote of the authorized and outstanding Common shares.

         NINTH: The incorporator is V. A. Brookens, whose mailing address is 1209 Orange Street, Wilmington, Delaware 19801.

         I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 15th day of April, 1987.


                                                By: /s/ V. A. Brookens
                                                    ----------------------------
                                                    V. A. Brookens, Incorporator


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                              AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER, dated as of April 20, 1987, is entered into between Datum, Inc., a California corporation ("Datum California"), and Datum Delaware, Inc., a Delaware corporation ("Datum Delaware"). Datum California and Datum Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   RECITALS:

         A. Datum California is a corporation duly organized and existing under the laws of the State of California;

         B. Datum Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

         C. On the date of this Agreement, Datum California has authority to issue 5,000,000 shares of twenty-five cents ($.25) par value Common Stock ("California Common Stock"), of which 2,728,890 shares are issued and outstanding or reserved for issuance at the date hereof;

         D. On the date of this Agreement, Datum Delaware has authority to issue 5,000,000 shares of Common Stock, par value twenty-five cents ($.25) per share ("Delaware Common Stock"), 1,000 shares of which are issued and outstanding and owned by Datum California;

         E. The Boards of Directors of Datum California and Datum Delaware have determined that it is advisable and in the best interest of their respective corporations that Datum California merge with and into Datum Delaware upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of Datum California from California to Delaware;

         F. The respective Boards of Directors of Datum California and Datum Delaware have, by resolutions duly adopted, approved this Agreement;

         G. Datum California has approved this Agreement as the sole stockholder of Datum Delaware, and

         H. The Board of Directors of Datum California has directed that this Agreement be submitted to a vote of its shareholders.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Datum California and Datum Delaware hereby agree as follows:

         1. Merger. Datum California shall be merged with and into Datum Delaware (the "Merger"), and Datum Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of California and an appropriate certificate of merger,





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providing for the Merger, with the Secretary of State of Delaware, whichever later occurs (the "Effective Time").

         2. Governing Documents. The Certificate of Incorporation of Datum Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, except that at the Effective Time, Article First of said Certificate of Incorporation shall be amended to read in its entirety as follows: "The name of the corporation is Datum Inc. (hereinafter referred to as the "Corporation")." The bylaws of Datum Delaware, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, without change or amendment until thereafter amended in accordance with the provisions thereof, the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable laws.

         3. Succession. At the Effective Time, the separate corporate existence of Datum California shall cease, and Datum Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations, shall be vested in the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Datum California shall be preserved and unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Datum California, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Datum California. The employees and agents of Datum California shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Datum California, subject to the same limitations with respect thereto. The requirements of any plans or agreements of Datum California involving the issuance or purchase by Datum California of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

         4. Directors and Officers. The directors and officers of Datum California at the Effective Time shall be and become directors and officers, holding the same titles and positions, of the Surviving Corporation at the Effective Time, and after the Effective Time shall serve in accordance with the bylaws of the Surviving Corporation.





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         5.      Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Datum California such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other actions, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Datum California, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Datum California otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                 (a) each share of California Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Common Stock; and

                 (b) the 1,000 shares of Delaware Common Stock presently issued and outstanding in the name of Datum California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Datum Delaware shall be issued in respect thereof.

         7. Condition to Merger. The Merger shall have received the requisite approval of the holders of California Common Stock pursuant to the Corporations Code of the State of California.

         8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, as the case may be, shares of Delaware Common Stock into which the shares of California Common Stock, formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Datum Delaware evidenced by such outstanding certificate as above provided.

         9. Options. Each (i) option to purchase shares of California Common Stock granted under the 1984 Stock Option Plan and right to receive shares of California Common Stock granted under the 1981 Restricted Stock Award Plan of Datum California (the "Plans") and (ii) other warrant or option to purchase shares of California Common Stock which is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option, right or warrant, as the case may be, to purchase or receive the same number of shares of Delaware Common Stock upon the same terms and subject to the same conditions as set forth in the Plans or other warrants or





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option agreements with respect thereto as in effect at the Effective Time.  The same number of shares of Datum Delaware Common Stock shall be reserved for purposes of said Plans or other warrants or options as is equal to the number of shares of Datum California Common Stock so reserved as of the Effective
Time. As of the Effective Time, Datum Delaware hereby assumes the Plans and all obligations of Datum California under the Plans (including the outstanding options and rights or portions thereof granted pursuant to the Plans) as well as all other warrants and options of Datum California and any agreements of Datum California with respect thereto.

         10. Other Employee Benefit Plans. As of the Effective Time, Datum Delaware hereby assumes all obligations under any and all employee benefit plans of Datum California in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

         11. Amendment. Subject to applicable laws, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the shareholders of Datum California and Datum Delaware shall affect the rights of the shareholders of either or both such corporations in a manner which is materially adverse to the shareholders of either or both such corporations.

         12. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Datum California, notwithstanding approval of this Agreement by the shareholder of Datum Delaware or by the shareholders of Datum California, or both, if in the opinion of such Board of Directors, the Merger is for any reason inadvisable.

         13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned to any party without the prior written consent of the other party hereto.





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         IN WITNESS WHEREOF, Datum California and Datum Delaware have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                        DATUM INC., a California corporation


                                        By:  /s/ Louis B. Horwitz
                                             ---------------------------
                                             Louis B. Horwitz, President


ATTEST:

By  /s/ Benjamin F. Tarver
    -----------------------------
    Benjamin F. Tarver, Secretary


                                        DATUM DELAWARE, INC.,
                                        a Delaware corporation


                                        By: /s/ Louis B. Horwitz
                                            ---------------------------
                                            Louis B. Horwitz, President


ATTEST:

By: /s/ Benjamin F. Tarver
    -----------------------------
    Benjamin F. Tarver, Secretary





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
                              DATUM DELAWARE, INC.

                            CERTIFICATE OF SECRETARY

         I, BENJAMIN F. TARVER, the Secretary of DATUM DELAWARE, INC. ("DATUM DELAWARE"), a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement of Merger to which this Certificate is attached, having been duly signed on behalf of DATUM DELAWARE and having been signed on behalf of DATUM, INC., a corporation of the State of California, was duly adopted pursuant to Delaware General Corporation Law Section 228 by the unanimous written consent of the stockholders holding 1,000 shares of the capital stock of DATUM DELAWARE, the same being all of the shares issued and outstanding having voting power, and that thereby the Agreement of Merger was adopted as the act of the stockholders of DATUM DELAWARE and the duly adopted agreement and act of said corporation.

         WITNESSED my hand this 5th day of June, 1987.


                                                /s/ BENJAMIN F. TARVER
                                                -----------------------------
                                                Benjamin F. Tarver, Secretary



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                                   DATUM INC.

                            CERTIFICATE OF SECRETARY

         I, BENJAMIN F. TARVER, the Secretary of DATUM INC. (the "Company"), a corporation organized and existing under the laws of the State of California, hereby certify that the Agreement of Merger to which this Certificate is attached, having been duly signed on behalf of the Company and having been signed on behalf of DATUM DELAWARE, INC., a corporation of the State of Delaware, was duly approved and adopted at the Company's Annual Meeting of Stockholders held on May 27, 1987 by the holders of a majority of the outstanding stock entitled to vote, and that such number equaled or exceeded the vote required thereon, and that thereby the Agreement of Merger was adopted as the act of the stockholders of the Company and the duly adopted agreement and act of said corporation.

         WITNESSED my hand this 5th day of June, 1987.


                                                /s/ BENJAMIN F. TARVER
                                                -----------------------------
                                                Benjamin F. Tarver, Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DATUM INC.,
                             A DELAWARE CORPORATION


       (Pursuant to Section 242 of the Delaware General Corporation Law)


         DATUM INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

         FIRST: At a duly held meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 "NOW, THEREFORE, BE IT RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended and restated to read as follows:

                 The Corporation is authorized to issue one class of shares of stock to be designated "Common." The total number of shares that the Corporation is authorized to issue is eight million (8,000,000) shares. The common shares shall each have a twenty-five cents ($.25) par value."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.





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         IN WITNESS WHEREOF, DATUM INC. has caused this Certificate of
Amendment to be signed by Louis B. Horwitz, its duly authorized Chairman and President, this 16th day of March, 1995.

                                        DATUM INC.,
                                        a Delaware corporation



                                        By:  /s/ LOUIS B. HORWITZ
                                             ------------------------------
                                             Louis B. Horwitz
                                             Chairman and President





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
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  DATUM INC.,
                             A DELAWARE CORPORATION


       (Pursuant to Section 242 of the Delaware General Corporation Law)


         DATUM INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

         FIRST: At a duly held meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 "NOW, THEREFORE, BE IT RESOLVED, that Article Fourth of the Corporation's Certificate of Incorporation be amended and restated to read as follows:

                 FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is eleven million (11,000,000) shares, consisting of a class of one million (1,000,000) shares of Preferred Stock par value $.25 per share, and a class of ten million (10,000,000) shares of Common Stock par value $.25 per share, (the Preferred Stock, par value $.25 per share, being herein referred to as "Preferred Stock"; and the Common Stock, par value $.25 per share, being herein referred to as "Common Stock"). The Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participation, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to each such series of Preferred Stock.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, DATUM INC. has caused this Certificate of Amendment to be signed by Louis B. Horwitz, its duly authorized Chairman and President, this 11th day of June, 1996.

                                                   DATUM INC.,
                                                   a Delaware corporation



                                                   By: /s/ LOUIS B. HORWITZ
                                                       -----------------------
                                                       Louis B. Horwitz
                                                       Chairman and President





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